Exhibit 99.2

Nora Pharma Inc.

Financial Statements

June 30, 2022 and 2021

1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Nora Pharma Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nora Pharma Inc. as of June 30, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

October 20, 2022

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Nora Pharma Inc.

Balance Sheet

Expressed in United States Dollars

	As of June 30,
	2022	2021
	$	$
ASSETS
Current
Trade and other receivables (Note 3)	1,383,876	638,785
Income taxes receivable	–	1,964
Inventory (Note 4)	2,243,026	1,997,082
Prepaid expenses	16,932	47,785
	3,643,834	2,685,616
Long-term
Right-of-use asset (Note 7)	869,951	–
Property and equipment, net (Note 5)	200,262	4,494
Intangible assets (Note 6)	573,408	194,682
	5,287,455	2,884,792

LIABILITIES
Current
Bank loan (Note 8)	474,335	589,335
Trade and other payables (Note 9)	1,971,753	968,265
Income taxes payable	7,839	–
Advance from a corporation controlled by the shareholder	698,432	806,842
Operating lease liabilities, current	133,242	–
Current portion of long-term debt	109,926	–
	3,395,527	2,364,442
Long-term
Operating lease liabilities, non-current (Note 7)	738,748	–
Advance from the shareholder	504,440	570,917
Long-term debt (Note 10)	386,737	32,274
	5,025,452	2,967,633

SHAREHOLDER'S EQUITY (DEFICIENCY)
Capital stock (Note 11)	78	78
Retained earnings (deficit)	272,868	(74,733)
Accumulated other comprehensive loss	(10,943)	(8,186)
	262,003	(82,841)
	5,287,455	2,884,792

The accompanying notes are an integral part of the financial statements.

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Nora Pharma Inc.

Statement of Operations and Comprehensive Income or loss

Expressed in United States Dollars

	For the Years Ended June 30,
	2022	2021
	$	$
Revenue	10,740,185	4,474,065
Revenue - related parties	26,797	395,291
Total net revenues	10,766,982	4,869,356

Cost of goods sold	7,244,084	3,366,472
Cost of goods sold - related parties	26,726	56,837
Total Cost of goods sold	7,270,810	3,423,309
Gross profit	3,496,172	1,446,047
Operating expenses
Selling and Marketing Expenses	417,694	146,063
General Administrative Expenses	2,584,833	1,260,246
Depreciation and amortization	41,164	15,323
Total operating expenses	3,043,691	1,421,632
Income from operations	452,481	24,415
Other income and (expenses)	(104,277)	(50,890)
Net income before income taxes	348,204	(26,475)
Income tax expense (benefit)	603	985
Net income	347,601	(27,460)

Other comprehensive income (loss)
Foreign currency translation adjustment	(2,757)	(5,855)
Comprehensive Income (Loss)	344,844	(33,315)

The accompanying notes are an integral part of the financial statements.

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Nora Pharma Inc.

Statement of Changes in Stockholders' Equity (Deficit)

Expressed in United States Dollars

	Capital Stock	Retained earnings (deficit)	Accumulated other comprehensive loss	Total Equity
Balance at June 30, 2020	78	(47,273)	(2,331)	(49,526)
Net Income (Loss)	–	(27,460)	–	(27,460)
Foreign currency translation adjustment	–	–	(5,855)	(5,855)
Balance at June 30, 2021	78	(74,733)	(8,186)	(82,841)
Net Income (Loss)	–	347,601	–	347,601
Foreign currency translation adjustment	–	–	(2,757)	(2,757)
Balance at June 30, 2022	78	272,868	(10,943)	262,003

The accompanying notes are an integral part of the financial statements.

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Nora Pharma Inc.

Statement of Cash Flows

Expressed in United States Dollars

	For the Years Ended June 30,
	2022	2021
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	347,601	(27,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,164	15,323
Changes in operating assets and liabilities
(Increase) in accounts receivable	(783,318)	(174,973)
Decrease (increase) in income taxes receivable	1,923	(1,900)
(Increase) decrease in inventory	(327,988)	(777,376)
Decrease (Increase) in prepaid expenses	29,550	(46,229)
Increase in accounts payable & accrued expenses	1,059,167	488,086
Increase (decrease) in income taxes payable	7,980	(5,711)
Net Cash flows Provided (Used) in operating activities	376,079	(530,240)

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to a company controlled by the shareholder	–	100,303
Purchase of equipment	(218,248)	(6,263)
Acquisition of right-of-use asset	(47,047)	–
Purchase of intangible assets	(415,161)	(100,094)
Net Cash flows (Used) in investing activities	(680,456)	(6,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from a corporation controlled by the shareholder	(45,482)	3,498
Advances from the shareholder	(78,999)	29,083
Long-term debt	473,994	–
Lease liability	49,122	–
Net Cash flows Provided by financing activities	398,635	32,581
Net increase (decrease) in cash	94,258	(503,713)
Currency effect on bank overdraft	20,742	(23,170)
Bank overdraft, beginning of year	(589,335)	(62,452)
Bank overdraft, end of year	(474,335)	(589,335)

Supplementary Disclosure of Cash Flow Information:
Cash paid for interest	104,277	31,807
Cash paid for income taxes	(10,406)	(985)

The accompanying notes are an integral part of the financial statements.

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Nora Pharma Inc.

Notes to Financial Statements

Expressed in United States Dollars

1 - DESCRIPTION OF BUSINESS

Nora Pharma Inc. (the "Company") is a Canadian pharmaceutical company specializing in the distribution of generic and specialty drugs across the country. Nora Pharma is positioned as a partner of choice in optimizing the service offering to pharmacy partners and their patients.

The Company was incorporated in 2017 under the Business Corporations Act (Province of Quebec).

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impact of coronavirus (COVID-19) Pandemic

In March 2020, the World Health Organization declared Coronavirus and its associated disease, COVID-19, a global pandemic. Conditions surrounding the Coronavirus outbreak are evolving rapidly and government authorities around the world have implemented emergency measures to mitigate the spread of the virus. The outbreak and related mitigation measures have had and will continue to have a material adverse impact on the world economies and the Company's business activities. It is not possible for the Company to predict the duration or magnitude of the adverse conditions of the outbreak and their effects on the Company’s business or ability to raise funds. No adjustments have been made to the amounts reported in the Company's financial statements as a result of this matter.

Basis of presentation

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States ("US") dollars for reporting purposes.

Foreign currency translation

Functional and presentation currency

The financial statements are presented in US dollars. The functional currency is the Canadian dollar. The functional currency of the entity has remained unchanged during the reporting periods.

Foreign currency transactions and balances

The Company's Canadian dollar financial statements are translated to US dollars as follows: assets and liabilities are translated at the closing rate in effect at the reporting date and income and expenses are translated at the average exchange rate for the period. The share capital account is translated at rates in effect at the time of issuance/redemptions. Exchange gains or losses resulting from the translation of the Company's accounts into the reporting currency are reported as foreign currency translation adjustment within other comprehensive loss and presented as a separate component of shareholders’ equity.

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Use of estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Trade accounts receivable and allowance for doubtful accounts

Trade accounts receivable are stated at net realizable value. The majority of customers are not extended credit and therefore time to maturity for receivables is short. On a periodic basis, management evaluates its trade accounts receivable and determines whether to record an allowance for doubtful accounts or if any accounts should be written off based on a past history of write-offs, collections and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. The Company generally does not require any security or collateral to support its receivables.

Inventory valuation

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first in, first out method. Net realizable value is the estimated selling price in the ordinary course of business, less the costs of completion and costs necessary to make the sale. The cost of inventory includes the purchase price and other costs directly attributable to the acquisition of finished goods.

Revenue recognition

As of July 1, 2020, the Company adopted ASU No. 201409, “Revenue from Contracts with Customers” (ASC 606). Under the new guidance, an entity will recognize revenue to depict the transfer of promised goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. A five-step model has been introduced for an entity to apply when recognizing revenue. The new guidance also includes enhanced disclosure requirements. The guidance was effective July 1, 2020 and was applied on a modified retrospective basis. The adoption did not have an impact on the Company's financial statements. The Company generate sales from two revenue streams: (1) Generic drug sales (2) Commissions income.

In Canada, governmental regulations require that companies recognize revenues upon completion of the work by issuing an invoice and remitting the applicable sales taxes (GST and QST) to the appropriate government agency. The Company’s revenue recognition policy is in compliance with these local regulations.

The Company recognizes revenues for product sales and commissions when title and risk of loss has passed to the customer, which is typically upon delivery to the customer, when estimated rebates are reasonably determinable, and when collectability is reasonably assured.

Trade sales and commissions

Trade sales and commissions are accounted for when persuasive evidence of an arrangement exists, the goods have been received by the client, the price is fixed or determinable and collection is reasonably assured.

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Advertising

The Company's policy is to expense advertising costs as the costs are incurred. Advertising expenses were $417,694 and $146,063, for the years ended June 30, 2022 and 2021, respectively.

Income taxes

The Company uses the deferred income taxes method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the temporary differences are expected to reverse.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable.

Property and equipment

Amortization

Property and equipment are amortized over their estimated useful lives according to the declining balance method at the following annual rates:

Rates

Computer equipment	55%
Furniture	20%
Rolling stock	30%
Equipment	20%

Impairment

Property and equipment are tested for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposal. In such a case, an impairment loss must be recognized and is equivalent to the excess of the carrying amount of a long-lived asset over its fair value.

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Intangible assets

Amortization

Intangible assets are amortized over their estimated useful lives according to the following methods at the following annual rates and period:

	Methods	Rates and period

Licenses	Straight-line method	5 years
Website	Declining balance	55%

Impairment

Intangible assets are tested for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposal. In such a case, an impairment loss must be recognized and is equivalent to the excess of the carrying amount of a long-lived asset over its fair value.

Leases

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases. The Company is a lessee in a non-cancellable operating lease for office space. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise the Company uses its incremental borrowing rate. The implicit rates of the Company's lease are not readily determinable and accordingly, the Company uses its incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the 6% interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the remaining amount (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes the lease cost associated with its short-term leases on a straight-line basis over the lease term.

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Recently issued accounting pronouncements

In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This guidance removes certain exceptions to the general principles in Topic 740 and provides consistent application of U.S. GAAP by clarifying and amending existing guidance. The effective date of the new guidance for public companies is for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the timing of adoption and impact of the updated guidance on its financial statements.

3- TRADE AND OTHER RECEIVABLES

As at June 30, 2022, amounts owing from three customers represent 54% of the total trade accounts receivable (one customer represented 33% as at June 30, 2021).

4- INVENTORY

Inventory consisted of finished goods, valued at $2,243,026 and $1,997,082 as of June 30, 2022 and June 30, 2021, respectively. The Company constantly monitors its potential obsolete products and is allowed to return products close to their expiration date to its suppliers. Any loss on damaged items is immaterial and will be recognized immediately. As a result, no reserves were made for inventory as of June 30, 2022 and June 30, 2021.

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5 - PROPERTY AND EQUIPMENT

	Computer Equipment	Furniture	Rolling Stock	Equipment	Total

GROSS CARRYING AMOUNT
Balance at July 1, 2021	5,348	1,126	–	–	6,474
Additions	2,553	39,500	136,695	39,500	218,248
Foreign currency translation adjustments	(249)	(742)	(2,414)	(698)	(4,103)
Balance at June 30, 2022	7,652	39,884	134,281	38,802	220,619

DEPRECIATION
Balance at July 1, 2021	(1,980)	–	–	–	(1,980)
Charge	(2,981)	(2,839)	(6,658)	(6,307)	(18,785)
Foreign currency translation adjustments	129	50	118	111	408
Balance at June 30, 2022	(4,832)	(2,789)	(6,540)	(6,196)	(20,357)
Net carrying amount June 30, 2022	2,820	37,095	127,741	32,606	200,262

GROSS CARRYING AMOUNT
Balance at July 1, 2020
Additions	5,174	1,089	–	–	6,263
Foreign currency translation adjustments	174	37	–	–	211
Balance at June 30, 2021	5,348	1,126	–	–	6,474

DEPRECIATION
Balance at July 1, 2020
Charge	(1,916)	–	–	–	(1,916)
Foreign currency translation adjustments	(64)	–	–	–	(64)
Balance at June 30, 2021	(1,980)	–	–	–	(1,980)
Net carrying amount June 30, 2021	3,368	1,126	–	–	4,494

Depreciation expense for the years ended June 30, 2022 and 2021 was $18,453 and $1,980, respectively.

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6 - INTANGIBLE ASSETS

	Licenses - indefinite lived	Licenses - definite lived	Website	Total

GROSS CARRYING AMOUNT
Balance at July 1, 2021	136,755	83,770	3,976	224,501
Additions	410,935	–	4,226	415,161
Transfers	(61,449)	61,449	–	–
Foreign currency translation adjustments	(11,392)	(4,283)	85	(15,590)
Balance at June 30, 2022	474,849	140,936	8,287	624,072

AMORTIZATION
Balance at July 1, 2021	–	(26,145)	(3,674)	(29,819)
Charge	–	(20,876)	(1,503)	(22,379)
Foreign currency translation adjustments	–	1,368	166	1,534
Balance at June 30, 2022	–	(45,653)	(5,011)	(50,664)
Net carrying amount June 30, 2022	474,849	95,283	3,276	573,408

GROSS CARRYING AMOUNT
Balance at July 1, 2020	55,778	50,685	3,616	110,079
Additions	100,094	–	–	100,094
Transfers	(27,126)	27,126	–	–
Foreign currency translation adjustments	8,009	5,959	360	14,328
Balance at June 30, 2021	136,755	83,770	3,976	224,501

AMORTIZATION
Balance at July 1, 2020	–	(11,510)	(3,006)	(14,516)
Charge	–	(13,050)	(357)	(13,407)
Foreign currency translation adjustments	–	(1,585)	(311)	(1,896)
Balance at June 30, 2021	–	(26,145)	(3,674)	(29,819)
Net carrying amount June 30, 2021	136,755	57,625	302	194,682

During the course of the exercise, the Company has signed several licensing deals pharmaceutical generic products.

Upon Health Canada approval, the Company assigns a useful life of 5 years to the intangible assets related to those approved products.

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During the twelve months ended June 30, 2022, the Company capitalized the following intangible assets:

Milestone License Payments:

An amount of $278,329 in milestone payments related to licensing agreement for several products.

Health Canada submission cost:

An amount of $132,606 paid to Health Canada related to the submission cost of three products.

Amortization expense for the years ended June 30, 2022 and 2021 was $22,379 and $13,407, respectively.

7 - LEASE

The Company has obligations as a lessee for office space with initial non-cancellable terms in excess of one year. The Company classified the lease as an operating lease. The lease contains a renewal option for a period of five years. Because the Company is certain to exercise the renewal option, the optional period is included in determining the lease term, and associated payments under the renewal option are included in the lease payments. The Company’s lease does not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contract include fixed payments plus a variable payment. The Company’s office space lease requires it to make variable payments for the Company’s proportionate share of building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.

2022
$
The components of the lease cost for the year ended June 30, 2022 are as follows:
Operating lease cost	37,625
Variable lease cost	11,850
Total lease cost	49,475

Amounts reported on the balance sheet as of June 30, 2022 were as follows:
Operating lease ROU asset	869,951
Operating lease liability	871,990

Other information related to leases as of June 30, 2022 was as follows:
Supplemental cash flow information related to the operating lease
Cash paid for amounts included in the measurement of lease liabilities	47,047
ROU assets obtained in exchange for lease obligations	918,206
Reductions of ROU assets resulting from reductions of lease obligations	34,748

Remaining lease term	7 years and 7 months
Discount rate	6%

Amounts disclosed for ROU assets obtained in exchange for lease obligations and reductions of ROU assets resulting from reductions of lease obligations include amounts reduced from the carrying amount of ROU assets resulting from deferred rent.

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Maturities of lease liabilities under non-cancellable operating leases as at June 30, 2022 are as follows:

$

2023	133,242
2024	125,501
2025	156,651
2026	119,063
2027	112,146
Thereafter	260,472

8 - BANK LOAN

The bank loan is refundable on demand for an authorized amount of $1,203,000, bears interest at Canadian prime rate plus 1.75% (5.45%; 4.2% as at June 30, 2021) and is subject to renewal on May 27, 2023. A corporate credit card, authorized for an amount of $38,800 is also issued. The bank loan and corporate credit card are secured by a general hypothec on the assets of the Company and the assets of a corporation controlled by the shareholder for an amount of $1,323,000 and a guarantee from the ultimate shareholder and a company he controls for an amount of $1,203,000 each. The Company did not pay any consideration in exchange for such guarantee.

9 - TRADE AND OTHER PAYABLES

	2022	2021
	$	$
Trade accounts payable	1,751,615	883,285
Salaries payable	220,138	79,810
Deferred lease expense	–	–
Indirect taxes payable	–	5,170
	1,971,753	968,265

10 - LONG-TERM DEBT

	2022	2021
	$	$
Term loan, institution's floating base rate plus 3.65% (7.35% as at June 30, 2022), payable by 59 monthly installments of $14,165 and a final installment of $11,070, principal only, commencing August 2022 (a)	465,622	–

Term loan in the amount of $46,562 (including a government grant of $15,520), without interest, of which an amount of $31,041 is repayable no later than December 31, 2023	31,041	32,274
	496,663	32,274
Current portion	109,926	–
	386,737	32,274

The term loan is authorized for an amount of $659,631 for the acquisitions of patents. As at June 30, 2022, $465,621 was disbursed. The term loan is secured by a hypothec on the Company's movable property, tangible and intangible assets present and future and is subrogated to the term loan and secured by a guarantee from the ultimate shareholder in an amount equivalent to 50% of the outstanding loan amount. The loan is also secured by guarantees of the parent company and companies under common control. The advances from a shareholder and 9380370 Canada Inc. are subrogated to the term loan.

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11 - CAPITAL STOCK

As at June 30, 2022, the Company's issued shares are detailed as follows:

Unlimited number of class "A" shares, voting and participating

	2022	2021
	$	$
10,000 class "A" shares	78	78

12 - INCOME TAXES

The Company files a Canadian income tax return based on its June 30 year-end. The Company has not generated taxable income since inception.

There were no deferred income taxes as at December 31, 2018, 2017 and 2016.

13 - RELATED PARTY TRANSACTIONS

Revenues were paid to a company controlled by the shareholder of the Company

	2022	2021
	$	$
Balance sheet
Trade and other receivables - related parties	3,709	27,525
Trade and other payables - related parties	892	3,369

Statement of operations
Revenue - related parties	26,797	395,291
Cost of goods sold - related parties	26,726	56,837

These transactions are measured at their exchange amount, which is the amount of consideration established and agreed to by the related parties. Unless otherwise stated, none of these transactions included special terms or conditions. No guarantees were given.

14 - SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between June 30, 2022 and October 20, 2022, which is the date the financial statements were available to be issued, for possible disclosure and recognition in the financial statements. Based on the review, the Company did not identify any material subsequent event.

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